Universal Forest Products, Inc.

Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Brandon Froysland

Director of Finance

(616) 365-1589

FOR IMMEDIATE RELEASE

Wednesday, February 20, 2019

UFPI Reports Record Fourth Quarter Sales and Operating Profits
- annual sales and profits also a record -

GRAND RAPIDS, Mich., Wednesday, Feb. 20, 2019 – Universal Forest Products, Inc. (Nasdaq: UFPI) today announced record net sales for the fourth quarter of 2018, and record net sales and net earnings for fiscal 2018.  EBITDA for the fourth quarter and full year were also records, up more than 11 percent and 12 percent, respectively, over the previous year.

“I’m pleased that the people of Universal were able to manage through significant fluctuations in the lumber market in 2018 and still post these outstanding results,” stated CEO Matt Missad. “The results attest to the strength of the diverse markets we serve, which mitigates our lumber market risk. Our improved operating margins, while partly helped by declining lumber prices during the fourth quarter, reflect our improved product mix and operational efficiencies.”

“We’ll continue to work to increase shareholder value by reinvesting capital in acquisitions, automation and new product development,” added Matt. “We’ll also buy back shares when market conditions warrant it, as they did during the fourth quarter.”

The company purchased 804,185 shares during the fourth quarter at an average price of $28.30.

The company’s comparison of year-over-year, fourth-quarter net earnings were impacted by two atypical factors. A $1.9 million pre-tax unrealized loss ($0.02 per share after tax) was recorded in the fourth quarter of 2018 on the company’s investments in equity securities. This represents a change in accounting from previous years when unrealized gains and losses of this nature were recorded directly to equity. In addition, a $6.4 million tax benefit was recorded in the fourth quarter of 2017 to reduce the company’s net deferred tax liability due to the change in tax law. The benefit improved fourth-quarter 2017 earnings by $0.10 a share.

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Universal Forest Products, Inc.

Fourth Quarter 2018 Highlights (comparisons on a year-over-year basis):

-	Operating profit was $45.4 million, up 9.5 percent
-	EBITDA of $63.6 million, up more than 11 percent
-	Net sales of $988.2 million represent a 2 percent increase
-

Unit sales accounted for 4 percent of the Company’s gross sales growth; acquisitions contributed 3 percent to unit growth while organic sales added 1 percent.  Falling lumber prices reduced gross sales by 3 percent

-	New product sales were $103 million, up 13 percent

Fiscal 2018 Highlights (comparisons on a year-over-year basis):

-	Operating profit was $207.3 million, up 14.2 percent
-	EBITDA of $267 million, up 12 percent
-	Net sales of $4.49 billion, up 14 percent
-	Unit sales accounted for 7 percent of the Company’s gross sales growth (this includes 3 percent from acquired businesses); price increases accounted for 7 percent
-	Year-to-date new product sales were $513 million, up 21 percent

By market, the Company reported the following 2018 results.

Retail

•

Fourth Quarter: $303.4 million in gross sales, down 8 percent over the fourth quarter of 2017. Lower unit sales and lower selling prices each accounted for 4 percent of the decrease.  Retail sales during this quarter did not have the same benefit from post-hurricane sales that the Company experienced in 2017 when total gross sales increased 20 percent.

•

Full Year: $1.66 billion in gross sales, up 11 percent over 2017, led by a 7 percent increase in selling prices and a 4 percent increase in unit sales. Acquisitions and organic growth each contributed 2 percent of the sales growth.

Industrial

•

Fourth Quarter: $390.5 million in gross sales, up 11 percent over the fourth quarter of 2017; unit sales growth accounted for 12 percent of gross sales, while falling prices reduced gross sales by 1 percent.

•	Full Year: $1.56 billion in gross sales, up 16 percent over the previous year. Unit sales increased 10 percent, of which 5 percent came from acquisitions and 5 percent from organic growth.

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Universal Forest Products, Inc.

Construction

•

Fourth Quarter: $306.1 million in gross sales, up 1 percent over the fourth quarter of 2017, due to a 5 percent increase in unit sales and a 4 percent decrease in selling prices. Unit sales to commercial customers and residential customers rose 18 and 7 percent, respectively, while unit sales to manufactured housing customers fell 3 percent during the quarter. The decrease in manufactured housing sales is attributable to the high number of manufactured housing shipments recorded in 2017 due to hurricane damage in several Gulf Coast states.

•

Full Year: $1.35 billion in gross sales, up 15 percent over the previous year, driven by a 7 percent increase in unit sales and an 8 percent increase in prices.  Residential unit sales grew 7 percent, commercial unit sales grew 14 percent and manufactured housing unit sales grew 4 percent. Acquisitions contributed 1 percent to overall growth.

CONFERENCE CALL

Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Thursday, February 21, 2019. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at 866-518-4547, and internationally at 213-660-0879. Use conference pass code 8194375. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through March 21, 2019 at 855-859-2056, 404-537-3406 or 800-585-5367.

UNIVERSAL FOREST PRODUCTS, INC.

Universal Forest Products, Inc. is a holding company whose subsidiaries supply wood, wood composite and other products to three robust markets: retail, construction and industrial.  Founded in 1955, the Company is headquartered in Grand Rapids, Mich., with affiliates throughout North America, Europe, Asia and Australia. For more about Universal Forest Products, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

Non-GAAP Financial Information

This release includes certain financial information not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies.  Management considers EBITDA, a non-GAAP measure, an alternative performance measure which may provide useful information to investors.

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Universal Forest Products, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE AND TWELVE MONTHS ENDED

DECEMBER 2018/2017

	Quarter Period				Year to Date
(In thousands, except per share data)	2018		2017		2018		2017
NET SALES	$988,179	100%	$966,091	100%	$4,489,180	100%	$3,941,182	100%

COST OF GOODS SOLD	850,536	86.1	836,932	86.6	3,896,286	86.8	3,398,356	86.2

GROSS PROFIT	137,643	13.9	129,159	13.4	592,894	13.2	542,826	13.8

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	92,386	9.3	87,565	9.1	392,679	8.7	361,213	9.2
FOREIGN CURRENCY EXCHANGE LOSS	(657)	(0.1)	(150)	—	(444)	—	1,007	—
NET LOSS (GAIN) ON DISPOSITION AND IMPAIRMENT OF ASSETS	475	—	266	—	(6,604)	(0.1)	(863)	—

EARNINGS FROM OPERATIONS	45,439	4.6	41,478	4.3	207,263	4.6	181,469	4.6

OTHER EXPENSE, NET	4,548	0.5	1,203	0.1	9,410	0.2	5,462	0.1

EARNINGS BEFORE INCOME TAXES	40,891	4.1	40,275	4.2	197,853	4.4	176,007	4.5

INCOME TAXES	9,258	0.9	7,113	0.7	45,441	1.0	51,967	1.3

NET EARNINGS	31,633	3.2	33,162	3.4	152,412	3.4	124,040	3.1

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(1,131)	(0.1)	(2,047)	(0.2)	(3,814)	(0.1)	(4,528)	(0.1)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$30,502	3.1	$31,115	3.2	$148,598	3.3	$119,512	3.0

EARNINGS PER SHARE - BASIC	$0.50		$0.51		$2.41		$1.95

EARNINGS PER SHARE - DILUTED	$0.50		$0.51		$2.40		$1.94

COMPREHENSIVE INCOME	29,726		33,152		147,336		130,170

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(577)		(1,022)		(3,873)		(4,884)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$29,149		$32,130		$143,463		$125,286

SUPPLEMENTAL SALES DATA
	Quarter Period			Year to Date
Market Classification	2018	2017	%	2018	2017	%
Retail	$303,398	$330,857	-8%	$1,662,895	$1,492,552	11%
Industrial	390,488	352,489	11%	1,557,011	1,341,319	16%
Construction	306,137	304,400	1%	1,345,843	1,172,332	15%
Total Gross Sales	1,000,023	987,746	1%	4,565,749	4,006,203	14%
Sales Allowances	(11,844)	(21,655)	45%	(76,569)	(65,021)	-18%
Total Net Sales	$988,179	$966,091	2%	$4,489,180	$3,941,182	14%

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

DECEMBER 2018/2017

(In thousands)
ASSETS	2018	2017	LIABILITIES AND EQUITY	2018	2017

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$27,316	$28,339	Cash overdraft	$27,367	$25,851
Restricted cash	882	477	Accounts payable	136,901	140,106
Investments	14,755	11,269	Accrued liabilities	145,754	135,960
Accounts receivable	343,450	327,751	Current portion of debt	148	1,329
Inventories	556,220	460,308
Other current assets	52,655	35,343

TOTAL CURRENT ASSETS	995,278	863,487	TOTAL CURRENT LIABILITIES	310,170	303,246

OTHER ASSETS	24,597	17,592
INTANGIBLE ASSETS, NET	272,963	254,969	LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	202,130	144,674
			OTHER LIABILITIES	46,564	42,734
PROPERTY, PLANT AND EQUIPMENT, NET	354,710	328,629	EQUITY	1,088,684	974,023

TOTAL ASSETS	$1,647,548	$1,464,677	TOTAL LIABILITIES AND EQUITY	$1,647,548	$1,464,677

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE TWELVE MONTHS ENDED

DECEMBER 2018/2017

(In thousands)	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$152,412	$124,040
Adjustments to reconcile net earnings to net cash from operating activities:

Depreciation	54,949	48,536
Amortization of intangibles	6,393	4,860
Expense associated with share-based and grant compensation arrangements	3,574	3,805
Deferred income taxes (credit)	857	(8,629)
Unrealized loss on investments and other	1,888	(25)
Net (gain) on disposition and impairment of assets	(6,604)	(863)
Changes in:
Accounts receivable	(8,512)	(30,787)
Inventories	(84,304)	(49,262)
Accounts payable and cash overdraft	(5,213)	21,159
Accrued liabilities and other	1,245	23,749
NET CASH FROM OPERATING ACTIVITIES	116,685	136,583

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(95,862)	(71,116)
Proceeds from sale of property, plant and equipment	38,373	2,919
Acquisitions and purchase of noncontrolling interest, net of cash received	(54,017)	(60,587)
Purchases of investments	(13,338)	(13,518)
Proceeds from sale of investments	3,678	5,103
Other	(66)	(460)
NET CASH USED IN INVESTING ACTIVITIES	(121,232)	(137,659)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	732,370	758,287
Repayments under revolving credit facilities	(748,496)	(722,725)
Borrowings of debt	927	8,525
Repayments of debt	(5,540)	(13,347)
Issuance of long-term debt	75,000	—
Proceeds from issuance of common stock	1,026	660
Distributions to noncontrolling interest	(3,139)	(4,032)
Dividends paid to shareholders	(22,072)	(19,607)
Repurchase of common stock	(24,629)	(12,977)
Other	(1,054)	(31)
NET CASH FROM (USED IN) FINANCING ACTIVITIES	4,393	(5,247)

Effect of exchange rate changes on cash	(464)	650
NET CHANGE IN CASH AND CASH EQUIVALENTS	(618)	(5,673)

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	28,816	34,489

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$28,198	$28,816

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$28,339	$34,091
Restricted cash, beginning of period	477	398
All cash and cash equivalents, beginning of period	$28,816	$34,489

Cash and cash equivalents, end of period	$27,316	$28,339
Restricted cash, end of period	882	477
All cash and cash equivalents, end of period	$28,198	$28,816

Universal Forest Products, Inc.

EBITDA RECONCILIATION TO NET EARNINGS (UNAUDITED)

FOR THE THREE AND TWELVE MONTHS ENDED

DECEMBER 2018/2017

	Quarter Period		Year to Date
(In thousands)	2018	2017	2018	2017
Net Earnings	$31,633	$33,162	$152,412	$124,040
Interest Expense	2,921	1,393	8,893	6,218
Taxes	9,258	7,113	45,441	51,967
Expense associated with Share-Based Compensation Arrangements	813	1,497	3,574	3,618
Net Loss (Gain) on Disposition and Impairment of Assets	475	(70)	(6,604)	(863)
Unrealized loss on investments	1,888	-	1,888	-
Depreciation Expense	14,459	12,881	54,949	48,536
Amortization of Intangibles	2,119	1,311	6,393	4,860
EBITDA	$63,566	$57,287	$266,946	$238,376